EXHIBIT 10.23

                              MCY MUSIC WORLD, INC.

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT dated as of February 15, 2001 (this "Amendment"), by and between MCY Music World, Inc., a Delaware corporation (the "Company"), and Larry Stessel (the "Executive").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company and Executive have agreed to amend the employment agreement of Executive dated as of August 22, 2000 (the "Agreement"), all upon the terms and provisions, and subject to the conditions, set forth in this Amendment;

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Paragraph "(b)" of Section "3" "COMPENSATION" of the Agreement is hereby amended to the extent the Company agrees to prepay Executive's bonus with respect to first six (6) six months of the first twelve (12) month period of the Employment Term commencing August 22, 2000 and terminating on August 22, 2001 only as follows: 1. $25,000 upon execution of this Amendment; and 2. $25,000 on March 30, 2001. The balance of the first twelve (12) month bonus and all other bonuses payable pursuant to Paragraph "(b)" of Section "3" of the Agreement shall be payable in accordance with the terms of the Agreement.

         2. Clause "(iv)" of Paragraph "(b)" of Section "10" "EFFECT OF TERMINATION" of the Agreement is hereby deleted in its entirety and is amended and replaced with the following:

                  ... (iv) in the case of a termination pursuant to Sections 9(d) or 9(e), a severance payment from the Company which shall be payable within ten (10) Business Days (as such term is hereinafter defined) of such termination, equal to six (6) months of the Executive's Base Salary if such termination occurs within the first twelve (12) months following the date of the Agreement or, if termination occurs after the first twelve (12) months following the date of the Agreement, the lesser of one (1) year or the remainder of the Employment Term of the Executive's Base Salary (such severance payment shall be due regardless of whether or not the Executive engages in or seeks other employment following the date of such termination). Notwithstanding the foregoing, in the case of a termination pursuant to Sections 9(d) or 9(e) within the first twelve (12) months following the date of the Agreement, Executive shall be entitled to a severance payment from the Company of one (1) year of the Executive's Base Salary in the event (A) the Company and/or its subsidiaries close a transaction or equity placement whereby the Company and/or its subsidiaries receive cash equal to or greater than ten million dollars ($10,000,000) on or before August 22, 2001, or (B) the Company and or its

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subsidiaries generate gross revenues in an amount equal to or greater than ten million dollars ($10,000,000) on or before August 22, 2001, exclusive of any revenues generated from the Applied Digital Solutions, Inc. transaction (the "Modified Severance Payment"). Such Modified Severance Payment shall be instead of, and not in addition to, the severance payment due in accordance with this provision.

         3. Construction. In the event of a conflict between the Amendment and the Agreement, the terms of the Amendment shall govern the agreement between the Company and Executive. All defined terms used in the Agreement are incorporated in the Amendment by reference. The Agreement, as amended herein, otherwise remains in full force and effect.

         IN WITNESS WHEREOF, each of the Company and the Executive has executed this Agreement as of the date first above written.

                                           MCY MUSIC WORLD, INC.



                                           By: /s/ Bernhard Fritsch
                                              ----------------------------------
                                              Bernhard Fritsch
                                              Chairman & Chief Executive Officer



                                              /s/ Larry Stessel
                                              ----------------------------------
                                              Larry Stessel